Exhibit 10.3

Execution Copy

TERMINATION, SETTLEMENT AND RELEASE AGREEMENT

                                This TERMINATION, SETTLEMENT AND RELEASE AGREEMENT (this “Agreement”) dated as of July 8, 2005 is by and between KINGSBRIDGE CAPITAL LIMITED (“Kingsbridge”) and AMERICAN TECHNOLOGY CORPORATION (“ATC”).

W I T N E S S E T H :

                                WHEREAS, Kingsbridge and ATC have entered into a Common Stock Purchase Agreement, a Registration Rights Agreement and a Warrant, each dated as of December 14, 2004 (collectively, the “Documents”);

                                WHEREAS, the parties hereto desire to terminate the Documents to which they are a party as provided herein;

                                NOW, THEREFORE, in consideration of the agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                1.               Termination of the Documents.  Each of the parties hereto agrees that, effective upon the (i) receipt by Kingsbridge’s counsel, Clifford Chance US LLP, of $33,264.90 in outstanding fees, costs and expenses incurred in connection with the Documents and this Agreement (the “Amount Due”) and (ii) the surrender of the Warrant by Kingsbridge to ATC, or the delivery by Kingsbridge of an affidavit of loss therefor, (a) each Document to which it is a party is hereby terminated and upon such termination the parties hereto shall have no further interest under, or rights, remedies or obligations under or arising out of any of the transactions undertaken pursuant to, any of the Documents, such termination to be effective as of the effectiveness hereof, and, except as provided in this Agreement, each party hereby releases each other party from any and all further obligations thereunder, (b) any requirement for notice (whether written or oral) with respect to the termination of any of the Documents is hereby waived by the respective parties to the Documents, (c) any other requirement or condition precedent to the termination of any of the Documents is hereby waived or shall be deemed to have been satisfied, as the case may be, as of the date hereof, and (d) all assignments, liens and security interests granted in connection with the Documents are hereby terminated and released.

                                2.              Release.  Upon termination of the Documents, each party agrees to forever release the other and its affiliates, officers, directors, employees, agents, successors and assigns from all debts, liabilities, claims and causes of action, whether known or unknown, and whether sounding in contract, tort, law or in equity and whether liquidated, unliquidated, contingent or disputed relating directly or indirectly to the Documents at any time up to and including the date of the execution of this Agreement.

                                                In giving this release, which includes claims which may be unknown to the parties at present, the parties hereby acknowledge that they have read and understand Section 1542 of the Civil Code of the State of California which reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Execution Copy

                                                  It is the parties intent in giving this release to expressly waive and relinquish all rights and benefits under Section 1542 and any law or legal principle of similar effect in any jurisdiction with respect to claims released hereby.

                                3.               Negotiations and Discussions.  The existence of any and all negotiations leading up to this Agreement as well as all discussions held subsequent to the execution of this Agreement shall be subject to Federal Rule of Evidence 408, a copy of which is attached hereto.

                                4.               Further Assurances; Delivery of Instruments.  Each of the parties hereto agrees to authorize, and to promptly execute and deliver, such documents or instruments as any party may reasonably request in order to evidence the termination of the Documents.

                                5.               Representations and Warranties.  Each person signing this Agreement on behalf of a party which is a corporation, trust, limited liability company, partnership or other entity represents and warrants to the other parties that such person has been duly authorized to execute and deliver this Agreement on behalf of the party for whom it is signing and to bind that party to the terms of this Agreement.

                                6.               Payment.  The Amount Due under this Agreement shall be paid by wire transfer of immediately available funds to the following account:

Citibank, N.A.
399 Park Avenue
New York, NY 10043
Clifford Chance US LLP Account Number: 30440197
SWIFT Code: CITIUS33
ABA Number: 021000089
Invoice #: 512922

                                7.               Non-Disparagement.  Each party hereto agrees that, except as required by applicable law or the rules of any stock exchange or trading market applicable to such party, or compelled by process of law, at any time following the date hereof, neither it, nor any person acting on its behalf, shall hereafter (i) make any derogatory,or disparaging statement about the other party or any of the other party’s current officers, directors, employees, shareholders, lenders or counsel or any persons who were officers, directors, employees, shareholders, lenders or counsel of the other party; or (ii) without the other party’s prior written consent, issue any press release concerning the other party or the past or present officers, directors, employees, shareholders, lenders or counsel of the other party.

                                8.               Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each such counterpart, when executed and delivered, shall be deemed an original and all of such counterparts, taken together, shall constitute one and the same Agreement. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                                9.               GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Execution Copy

                                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

KINGSBRIDGE CAPITAL LIMITED

By: /s/ Adam Gurney
Name: Adam Gurney
Title: Director

For AMERICAN TECHNOLOGY CORPORATION

By: /s/ Michael A. Russell
Name: Michael A. Russell
Title: Chief Financial Officer